EXHIBIT 10.1
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 26th day of May, 2010, by and between Bing HE, an individual of 10/F Chiyu Bank Building, 78 Des Voeux Road, Central, Hong Kong (hereinafter referred to as "Seller's Representative"), as a duly authorized representative of certain persons set forth on the Schedule of Sellers appended hereto as Schedule A (collectively, the "Sellers" or "Shareholder") who are the record or beneficial owners of restricted shares of capital stock of China Digital Ventures Corporation, a Nevada corporation (the "Company" or "CDVV"), and CANTON INVESTMENTS LTD., Suite [ ] Bank of America Tower, 12 Harcourt Rd, Hong Kong; (collectively the "Buyers").

Whereas, the Shareholder desires to sell to the Buyer and the Buyer wishes to purchase and acquire from the Shareholder an aggregate of 11,500,000 (Eleven Million Five Hundred Thousand) common restricted shares (the "Shares") of the common stock, par value $0.001, pursuant to the terms and conditions of this Agreement.

Now, Therefore, in consideration of the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE 1 DEFINITIONS AND INTERPRETATION
1.1	Definitions. In this Agreement the following terms will have the following meanings:
(a)	"Agreement" means this Stock Purchase Agreement;
(b)	"Closing" means the completion, on the date hereof, of the transactions contemplated hereby in accordance with Article 7 hereof;
(c)	"Place of Closing" means the offices of David E. Price, Esq. or such other place as the Buyer and CDVV may mutually agree upon;
(d)

"CDVV Accounts Payable and Liabilities" means all accounts payable and liabilities of CDVV, on a consolidated basis, due and owing or otherwise constituting a binding obligation of CDVV and its subsidiary (other than an CDVV Material Contract) as of May 1st, 2010.

(e)	"CDVV Accounts Receivable" means all accounts receivable and other debts owing to CDVV, on a consolidated basis, as of May 1st 2010.
(f)

"CDVV Assets" means the undertaking and all the property and assets of the CDVV Business of every kind and description wheresoever situated including, without limitation, CDVV Equipment, CDVV Inventory, CDVV Material Contracts, CDVV Accounts Receivable, CDVV Cash, CDVV Intangible Assets and CDVV Goodwill, and all credit cards, charge cards and banking cards issued to CDVV;

(g)	"CDVV Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of CDVV and its subsidiary or relating to the CDVV Business.
(h)

"CDVV Business" means all aspects of any business conducted by CDVV and its subsidiary which at the date of this Agreement is only the provisioning of web telecom services by its subsidiary Lead Concept Limited;

(i)	"CDVV Cash" means all cash on hand or on deposit to the credit of CDVV and its subsidiary on the date hereof;
(j)	"CDVV Common Shares" means the shares of common stock in the capital of CDVV;
(k)	"CDVV Debt to Related Parties" means the debts owed by CDVV and its subsidiary to any affiliate, director or officer of CDVV;
(l)	"CDVV Equipment" means all machinery, equipment, furniture, and furnishings used in the CDVV Business;
(m)

"CDVV Financial Statements" means, collectively, the audited consolidated financial statements of CDVV for the fiscal year ended September 30, 2009, and the audited consolidated financial statements of CDVV for the three month period ended December 31, 2009 and the three months period ended March 31, 2010;

(n)

"CDVV Goodwill" means the goodwill of the CDVV Business including the right to all corporate, operating and trade names associated with the CDVV Business, or any variations of such names as part of or in connection with the CDVV Business, all books and records and other information relating to the CDVV Business, all necessary licenses and authorizations and any other rights used in connection with the CDVV Business;

(o)	"CDVV Insurance Policies" means the public liability insurance and insurance against loss or damage to the CDVV Assets and the CDVV Business;
(p)

"CDVV Intangible Assets" means all of the intangible assets of CDVV and its subsidiary, including, without limitation, CDVV Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of CDVV and its subsidiary;

(q)	"CDVV Inventory" means all inventory and supplies of the CDVV Business as of May1st, 2010;

(r)

"CDVV Material Contracts" means the burden and benefit of and the right, title and interest of CDVV and its subsidiary in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which CDVV or its subsidiary are entitled whereunder CDVV or its subsidiary are obligated to pay or entitled to receive the sum of $750 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(s)	"Shares" shall mean the 11,500,000 shares of CDVV Common Stock to be sold to Buyer by the Shareholder hereunder.
Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.
1.2

Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3

Section References and Schedules. Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4

Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2 PURCHASE AND SALE
2.1

Issuance of the Shares. Subject to all of the terms and conditions of this Agreement, the Shareholder does hereby sell, assign, transfer and convey to the Buyer, and the Buyer does hereby purchase and accept from the Shareholder, the Shares, free and clear of all encumbrances, liens, charges and claims.

2.2

Purchase Price; Payment. The purchase price for the Shares shall be Two Hundred and Five Thousand and Seven Hundred and Fifty Dollars (US$205,750) (the "Purchase Price") and shall be paid by wire transfer of immediately available funds or bank or certified check in accordance with this Agreement.

ARTICLE 3 SELLERS' REPRESENTATIONS AND WARRANTIES
3.1

Representations and Warranties. The Shareholder and CDVV jointly and severally make the representations and warranties set forth below and intend and acknowledge that the Buyer will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

The Seller
(a)

Power and Capacity. The Shareholder has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the Shareholder's valid, legal and binding obligation and is enforceable against the Shareholder in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

(b)

Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the Shareholder. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either party constituting the Shareholder and there is no basis for any action, suit, proceeding or investigation against the Shareholder.

(c)

Ownership. Each Shareholder is their respective sole legal, beneficial and registered owner of the Shares, free and clear of any liens, security interests, charges or other encumbrances of any nature whatsoever. The Shares are validly issued, fully paid and non-assessable.

CDVV - Corporate Status and Capacity
(a)

Incorporation. CDVV is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)	Carrying on Business. CDVV does not currently conduct any business activity. CDVV is not required to register or otherwise be qualified to carry on business in any foreign jurisdiction;
(c)	Corporate Capacity. CDVV has the corporate power, capacity and authority to own the CDVV Assets;
(d)

Reporting Status; Listing. CDVV is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and CDVV's Common Shares are quoted on the National Association of Securities Dealers, Inc.'s Pink OTC Quotation System (the "PinkOTC Quotation System"). CDVV has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five years preceding the date hereof (or such shorter period as the CDVV was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which CDVV is a party or to which the property or assets of CDVV are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of CDVV included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of CDVV as at the dates thereof and the results of its operations and cash flows for the periods then ended. CDVV is not aware of any facts which would make CDVV's Common Stock ineligible for quotation on the Pink OTCQB;

CDVV - Capitalization
(a)

Authorized Capital. The authorized capital of CDVV consists of: (i) 75,000,000 shares of Common Stock, $.001 par value, of which 15,228,000 are presently issued and outstanding (14,640,000 restricted, 588,000 free trading). There are no other securities authorized, issued or outstanding. There are no declared or accrued unpaid dividends with respect to any shares of the CDVV's Common Shares. CDVV has no other capital stock authorized, issued or outstanding;

(b)

No Option. No person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement or option for the acquisition of CDVV Common Shares or for the purchase, subscription or issuance of any other securities of CDVV.

CDVV - Records and Financial Statements
(a)	Charter Documents. The charter documents of CDVV have not been altered since its incorporation, except as filed in the record books of CDVV;
(b)

Corporate Minute Books. The corporate minute books of CDVV and its subsidiary are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by CDVV and its subsidiary which required director or shareholder approval are reflected on the corporate minute books of CDVV and its subsidiary. CDVV and its subsidiary are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(c)

CDVV Financial Statements. The CDVV Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of CDVV, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the CDVV Business during the periods covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied;

(d)

CDVV Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of CDVV or its subsidiary which are not disclosed as part of this Agreement or reflected in the CDVV Financial Statements and neither CDVV nor its subsidiary have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of CDVV and its subsidiary as of May 1st 2010 have been fully divulged as part of this transaction;

(e)

CDVV Accounts Receivable. All the CDVV Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of CDVV, any claim by the obligor for set-off or counterclaim;

(f)	CDVV Bank Accounts. All of the CDVV Bank Accounts, their location, numbers and the authorized signatories thereto shall be furnished prior to closing;
(g)

No Debt to Related Parties. CDVV will not be indebted to any affiliate, director or officer of CDVV; and further the company warrants herein that all debts of the company as noted in the last 10Q filing, shall be paid in full within 7 days of closing, and that all said debts shall be satisfied fully, with no obligations inuring to Buyer.

(h)	No Related Party Debt to CDVV. No director or officer or affiliate of CDVV is now indebted to or under any financial obligation to CDVV or its subsidiary on any account whatsoever;
(i)	No Dividends. No dividends or other distributions on any shares in the capital of CDVV have been made, declared or authorized since the date of CDVV Financial Statements;
(j)

No Payments. No payments of any kind have been made or authorized since the date of the CDVV Financial Statements to or on behalf of officers, directors, shareholders or employees of CDVV or its subsidiary or under any management agreements with CDVV or its subsidiary, except payments made in the ordinary course of business;

(k)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting CDVV or its subsidiary;
(l)	No Adverse Events. Since the date of the CDVV Financial Statements
(i)

there has not been any adverse change in the financial position or condition of CDVV, its subsidiary, its liabilities or the CDVV Assets or any damage, loss or other change in circumstances affecting CDVV, the CDVV Business or the CDVV Assets or CDVV's right to carry on the CDVV Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) adversely affecting CDVV, its subsidiary, the CDVV Business or the CDVV Assets,
(iii)

there has not been any increase in the compensation payable or to become payable by CDVV to any of CDVV's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(vi)	the CDVV Business has been and continues to be carried on in the ordinary course,

(v)	CDVV has not waived or surrendered any right of material value,
(vi)	Neither CDVV nor its subsidiary have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and
(vii)	no capital expenditures in excess of $500 individually or $1,000 in total have been authorized or made.
CDVV - Income Tax Matters
(a)

Tax Returns. Except for the tax filings of CDVV which shall be filed within 4 weeks of closing of this Agreement, all other tax returns and reports of CDVV and its subsidiary required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by CDVV and its subsidiary or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(b)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by CDVV or its subsidiary. There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

CDVV - Applicable Laws and Legal Matters
(a)

Licenses. CDVV and its subsidiary hold all licenses and permits as may be required for carrying on the CDVV Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have an adverse effect on the CDVV Business;

(b)

Applicable Laws. Neither CDVV nor its subsidiary have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have an adverse effect on the CDVV Business (greater than $500), and to CDVV's knowledge, neither CDVV nor its subsidiary are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in an adverse impact on the CDVV Business;

(c)

Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to CDVV, its subsidiary, the CDVV Business, or any of the CDVV Assets nor does CDVV have any knowledge after due investigation of any deliberate act or omission of CDVV or its subsidiary that would form any basis for any such action or proceeding;

(d)

No Bankruptcy. Neither CDVV nor its subsidiary have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against CDVV or its subsidiary and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of CDVV or its subsidiary;

(e)

Labor Matters. Neither CDVV nor its subsidiary are party to any collective agreement relating to the CDVV Business with any labor union or other association of employees and no part of the CDVV Business has been certified as a unit appropriate for collective bargaining or, to the best knowledge of CDVV, has made any attempt in that regard;

Execution and Performance of Agreement
(a)	Authorization and Enforceability. The completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of CDVV;
(b)	No Violation or Breach. The execution and performance of this Agreement will not:
(i)	violate the charter documents of CDVV or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which CDVV or its subsidiary are party,
(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the CDVV Material Contracts, or any right or rights enjoyed by CDVV or its subsidiary,
(iii)	result in any alteration of CDVV's or its subsidiary's obligations under any agreement to which CDVV or its subsidiary are party including, without limitation, the CDVV Material Contracts,
(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the CDVV Assets,
(v)	result in the imposition of any tax liability to CDVV or its subsidiary relating to the CDVV Assets, or

(vi)	violate any court order or decree to which either CDVV or its subsidiary are subject;
CDVV Assets - Ownership and Condition
(a)

Business Assets. The CDVV Assets comprise all of the property and assets of the CDVV Business, and no other person, firm or corporation owns any assets used by CDVV in operating the CDVV Business, whether under a lease, rental agreement or other arrangement, other than as disclosed as part of this transaction;

(b)

Title. CDVV is the legal and beneficial owner of the CDVV Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed as part of this transaction;

(c)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the CDVV Assets;
(d)	CDVV Insurance Policies. CDVV does not maintain public liability insurance nor insurance against loss or damage to the CDVV Assets and the CDVV Business;
(e)	CDVV Material Contracts. There are no CDVV Material Contracts other than those disclosed as part of this transaction;
(f)

No Default. There has not been any default in any obligation of CDVV or any other party to be performed under any of the CDVV Material Contracts, each of which is in good standing and in full force and effect and unamended, and CDVV is not aware of any default in the obligations of any other party to any of the CDVV Material Contracts;

(g)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of CDVV or its subsidiary. Neither CDVV nor its subsidiary are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

CDVV Assets - CDVV Equipment
(a)	CDVV Equipment. The CDVV Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

CDVV Assets - CDVV Goodwill and Other Assets
(a)

CDVV Goodwill. CDVV and its subsidiary do not carry on the CDVV Business under any other business or trade names. CDVV does not have any knowledge of any infringement by CDVV or its subsidiary of any patent, trademarks, copyright or trade secret;

CDVV Business
(a)

Maintenance of Business. Since the date of the CDVV Financial Statements, CDVV and its subsidiary have not entered into any agreement or commitment except in the ordinary course and except as disclosed herein;

(b)

Subsidiary. Other than the subsidiary Lead Concept Limited, CDVV does not own any other subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

CDVV - Shares
(a)

Shares. The Shares when delivered to the Buyer shall be validly issued and outstanding as fully paid and non-assessable shares and the Shares shall be transferable upon the books of CDVV, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2

Survival. The representations and warranties herein will be true at and as of the date hereof in all material respects. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Buyer, the representations and warranties made herein shall survive the Closing and be effective for a period of twelve months (12) months from the date hereof.

3.3

Indemnity. The Shareholder agrees to indemnify and save harmless the Buyer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Shareholders to defend any such claim), resulting from the breach by him of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by CDVV to the Buyer hereunder.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER
4.1

Representations and Warranties. The Buyer makes the representations and warranties set forth below and intend and acknowledge that CDVV and the Shareholder will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

(a)

Power and Capacity. The Buyer has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the Buyer's valid, legal and binding obligation and is enforceable against it in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

(b)

No Conflict. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract or other instrument or obligation to which the Buyer is a party or by which its assets may be bound; or (b) violate any order, writ, injunction or decree applicable to the Buyer, or any of its properties or assets.

(c)

Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the Buyer. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either party constituting the Buyer and there is no basis for any action, suit, proceeding or investigation against Buyer.

4.2

Survival. The representations and warranties of the Buyer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Sellers, the representations and warranties of the Buyer made herein shall survive the Closing and be effective for a period of twelve (12) months from the date hereof.

ARTICLE 5 FURTHER COVENANTS
5.1	Legend. The Buyer agrees to the imprinting of the following legend on any certificates representing the Shares:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(3) OF THE SECURITIES ACT AND MAY NOT BE RESOLD PUBLICLY UNDER RULE 144 UNTIL CERTAIN HOLDING PERIOD REQUIREMENTS ARE MET."

5.2

Expenses of the Parties. Except as otherwise expressly provided in this Agreement, all expenses incurred by the Buyer, CDVV and the Shareholder in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the respective parties.

5.3

Further Assurances. Each party shall cooperate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

ARTICLE 6 CONDITIONS PRECEDENT
6.1

Conditions Precedent in favor of CDVV and the Shareholder. The obligations of CDVV and the Shareholder to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent of the Buyer on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered in Section 7.2 will have been so executed and delivered; and
(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Buyer at or prior to the Closing will have been complied with or performed.

6.2

Waiver by CDVV and the Shareholder. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of CDVV and the Shareholder and any such condition may be waived in whole or in part by CDVV and the Shareholder at or prior to Closing by delivering to the Buyer a written waiver to that effect signed by CDVV and the Shareholder, as the case may be. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Shareholder shall be released from all obligations under this Agreement.

6.3

Conditions Precedent in Favor of the Buyer. The obligation of the Buyer to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent of CDVV and the Shareholder, as applicable, on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to the CDVV or the Shareholder in Section 7.3 will have been so executed and delivered;
(b)

CDVV, its officers and directors and each Shareholder shall be current in their respective filing obligations with the Securities and Exchange Commission (it being understood that Schedule 13Ds and Forms 3 and 4 may be required to be filed by such parties, as applicable);

(c)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Shareholder or CDVV at or prior to the Closing will have been complied with or performed;
(d)	CDVV will have delivered the Shares, duly and validly issued, to the Buyer at the Closing;
(e)	title to the Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;
(f)

the completion of the transfer of all assets and liabilities of CDVV on or prior to the Closing will have been completed to the satisfaction of the Buyer, which transfer shall reflected in the schedules provided to the Buyer as of the date of the Closing; and

(g)	The Buyer shall have received from CDVV's counsel a legal opinion in form and substance satisfactory to CDVV.

6.4

Waiver by the Buyer. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Buyer and any such condition may be waived in whole or in part by the Buyer at or prior to the Closing by delivering to CDVV and Shareholder a written waiver to that effect signed by the Buyer. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Buyer shall be released from all obligations under this Agreement.

6.5

Confidentiality. Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the other party and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that CDVV will be required to file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed transaction contemplated hereby together with such other documents as are required to maintain CDVV's status as being current in all of its filings with the Securities and Exchange Commission.

ARTICLE 7 CLOSING
7.1	Closing. The sale of the Shares contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.
7.2	Closing Deliveries of the Buyer. On or before the Closing, the Buyer will deliver or cause to be delivered to the Shareholder:
(a)	this Agreement, duly executed by the Buyer;
(b)	the payment of the Purchase Price to Shareholders' designated bank account;
(c)

all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer; and

(d)	such other documents as CDVV may reasonably require to give effect to the terms and intention of this Agreement.
7.3	Closing Deliveries of the Shareholder. On or before the Closing, CDVV and the Shareholder, as applicable, shall deliver or cause to be delivered to the Buyer:

(a)	this Agreement, duly executed by the Shareholder;
(b)	share certificates representing the Shares;
(c)	updated schedules of CDVV and the Shareholder, dated as of the date of the Closing;
(d)	a certified copy of a resolution of the directors of CDVV dated as of the date hereof appointing the nominees of the Buyer as officers and directors of CDVV;
(e)	resignations of all directors and officers of CDVV dated as of the date hereof;
(f)	all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer;
(g)	such other documents as the Buyer may reasonably require to give effect to the terms and intention of this Agreement.
ARTICLE 8 POST-CLOSING MATTERS
Forthwith after the Closing, the Buyer and the Shareholder agree to use all their best efforts to:
(a)	file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of CDVV;
(b)	file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;
(c)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Shares by the Buyer.
ARTICLE 9 GENERAL PROVISIONS
9.1

Notice. Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.2	Addresses for Service. The address for service of notice of each of the parties hereto is as follows:
(a)	the Seller's Representative: Bing HE c/o Yuen & Partners 10th Floor, Chiyu Bank Building 78 Des Voeux Rd Central, Hong Kong
(b)	the Buyer: CANTON INVESTMENTS LTD. Bank of America Tower, 12 Harcourt Rd, Hong Kong
(c)	The Escrow: David E. Price, Esq. 13520 Oriental St Rockville, Md 20853 (202) 536-5191 David@TopTierStrategies.com
9.3

Change of Address. Any party may, by notice to the other parties change its address for notice to some other address and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.4	Amendment. This Agreement may be amended only by a writing executed by each of the parties hereto.
9.5

Entire Agreement. The provisions contained herein constitute the entire agreement among the Buyer and the Sellers respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Buyer and the Sellers with respect to the subject matter hereof.

9.6	Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
9.7	Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.
9.8

Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.9

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State. The parties agree to be subject to the exclusive jurisdiction and venue of the state and federal courts located in the state of Maryland.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

Seller's Representative:

_____________________
Bing HE, on behalf of Sellers

Buyer:

_____________________
Representative, on behalf of
CANTON INVESTMENTS LTD.

Escrow Agent:

____________________
David E. Price, Esq.

SCHEDULE A
Schedule of Shareholders
Shareholder Name	Shares Held

Wireless One International Limited	2,000,000
He Bing	8,700,000
He Ning	800,000
----------------
Total	11,500,000